Exhibit 10.11

Convertible Debt Investment Agreement

Among

Good Venture Industrial Limited

ReTo Eco-Solutions, Inc.

And

REIT HOLDINGS (CHINA) CO., LIMITED

This “Convertible Debt Investment Agreement” (hereinafter referred to as “this Agreement”) is concluded and entered into by and among the following parties on June 29, 2016:

(1)	Good VentureIndustrial Limited (hereinafter referred to as “Party A”), a company duly incorporated and validly existing under the laws of Hong Kong, and the certificate number is [66356572].

(2)	ReTo Eco-Solutions, Inc. (hereinafter referred to as “Party B”), a company duly incorporated and validly existing under the laws of British Virgin Islands, and the company number is [1885527].

(3)	REIT HOLDINGS (CHINA) CO., LIMITED (hereinafter referred to as “Party C”), a company duly incorporated and validly existing under the laws of Hong Kong, and the company number is [740270].

Whereas:

The subordinate company of Party B, namely Party C, the REIT HOLDINGS (CHINA) CO., LIMITED has borrowed USD3.6 million from Party A on or before 20 December 2016for purchasing 100% equity of the Venture Business International Limited; now, each party hereto plans to introduce Party A as the investing party through convertible debt investment according to the arrangement of this Agreement. In order to guarantee smooth implementation of this transaction, per friendly consultation among each party and pursuant to relevant laws, this Agreement has been concluded to specify the rights and obligations of each party in this transaction.

Article 1: Amount

Party A will pay Party C USD3.6 million on or before 20 December 2016for Party C’s purchase of 100% equity interest of Venture Business International Limited. Now, as agreed herein, Party A will enjoy the creditor’s rights of USD3.6 million to Party C, and it will be deemed as Party A directly invests USD3.6 million in Party B.

Article 2: Exercise of equity

2.1	Price of debt-for-equity swap and number of converted shares

Each party hereto unanimously agrees to carry out convertible debt with the arrears of USD3.6 million paid by Party A, the price thereof is USD[4.00]/share, and it is converted into 900,000 shares. Party B and Party C will no longer bear any debt liability for Party A.

Article 3: Effectiveness and termination

3.1	This Agreement will become effective as of the date of signature by each party.

3.2	This Agreement will be terminated upon the occurrence of any one of the following circumstances:

3.2.1	Each party has reached a consensus to terminate;

3.2.2	This debt-for-equity swap cannot be implemented due to force majeure event or other objective reasons not attributable to each party;

3.2.3	Either party hereto seriously violates the stipulation of this Agreement or applicable law, and thereby causing the performance and fulfillment of this Agreement become impossible, under such circumstance, other parties are entitled to unilaterally terminate this Agreement by serving written notice.

Article 4: Confidentiality

In the course of this debt-for-equity swap, for the information of other parties learned by each party, if such information has not been publicly disclosed, then it shall be deemed as confidential information, and each party shall bear permanent duty of confidentiality therefor. Without the consent of other parties, neither party may disclose the contents hereof to the public or the third party (except for making a statement or disclosure according to legal provisions or the requirement of any statutory competent authority).

Article 5: Taxes and dues

5.1	Each party agrees that any tax incurred from this debt-for-equity swap shall be borne by each party respectively according to the provisions of laws and regulations.

5.2	Each party shall bear all expenses and expenditures incurred from the negotiation, drafting, signing and execution of this Agreement respectively.

Article 6: Applicable law and dispute settlement

6.1	The conclusion and performance of this Agreement shall be governed by and interpreted according to the law of China.

6.2	Any dispute among each party arising from or related to this Agreement shall be first settled through friendly consultation. If such dispute cannot be settled through consultation within 60 days as of the date of dispute occurrence, either party is entitled to apply to the China International Economic and Trade Arbitration Commission located in Beijing China for arbitral settlement.

6.3	Except for relevant clauses in dispute, during the period of dispute settlement, it shall not affect the effectiveness and continuous performance of other clauses of this Agreement.

6.4	Where some clauses of this Agreement are terminated of validity or are declared invalid pursuant to the law or the stipulations of this Agreement, it shall not affect the validity of other clauses of this Agreement.

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Signature page:

Party A: Good VentureIndustrial Limited (Seal)

Legal Representative /s/ Wu Feng

Party B: ReTo Eco-Solutions, Inc. (Seal)

Legal representative: /s/ Li Hengfang

Party C: REIT HOLDINGS (CHINA) CO., LIMITED (Seal)

Legal representative: /s/ Li Hengfang

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